Exhibit 4.1

AMENDMENT NO. 3 TO CREDIT AGREEMENT

dated as of August 2, 2013

among

MCDERMOTT INTERNATIONAL, INC.

as the Borrower

and

THE LENDERS AND ISSUERS PARTY HERETO

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Administrative Agent, Collateral Agent, Joint Lead Arranger and Joint Bookrunner

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Bookrunners

and

BNP PARIBAS

as Syndication Agent

and

WELLS FARGO BANK, N.A.

and

BANK OF AMERICA, N.A.

and

DNB BANK ASA, NEW YORK BRANCH

and

BBVA COMPASS

as Co-Documentation Agents

AMENDMENT NO. 3

This AMENDMENT NO. 3 (the “Amendment”) dated as of August 2, 2013 (the “Amendment No. 3 Effective Date”), is among MCDERMOTT INTERNATIONAL, INC., a Panamanian corporation (“Borrower”), the Lenders and Issuers listed on the signature pages hereto, the Guarantors party hereto, and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as administrative agent (in such capacity, the “Administrative Agent”). Reference is made to the Credit Agreement dated May 3, 2010, among the Borrower, the Administrative Agent, and the Lenders and Issuers party thereto, as amended by Amendment No. 1 and Consent dated as of August 19, 2011 and as further amended by Amendment No. 2 and Consent dated as of March 25, 2013 (such Credit Agreement, as so amended, the “Credit Agreement”).

The parties hereto hereby agree as follows:

Section 1. Defined Terms; Other Definitional Provisions. As used in this Amendment, each of the terms defined herein shall have the meanings assigned to such terms herein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

Section 2. Amendments to Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended by:

(i) adding the following new definitions in the appropriate alphabetical order:

“Atlantic Restructuring” means (i) the closure of the Borrower’s Morgan City Yard and New Orleans office, (ii) the Borrower’s exit from its Brazilian joint venture and (iii) the other restructuring activities described as the “Atlantic Restructuring” in the Borrower’s Form 10-Q for the Fiscal Quarter ended June 30, 2013.

“Atlantic Restructuring Cash Charges” means, for any Fiscal Quarter, the GAAP expenses attributable to the Atlantic Restructuring during such Fiscal Quarter, less the non-cash charges and impairments related to the Atlantic Restructuring during such Fiscal Quarter.

“Atlantic Restructuring Cash Charges Limit” means, (i) for the Fiscal Quarter ending September 30, 2013, $20,400,000.00, (ii) for the Fiscal Quarter ending December 31, 2013, $20,400,000.00 minus the Atlantic Restructuring Cash Charges for the Fiscal Quarter ending September 30, 2013, and (iii) for the Fiscal Quarter ending March 31, 2014, $20,400,000.00 minus the Atlantic Restructuring Cash Charges for the Fiscal Quarters ending September 30, 2013 and December 31, 2013.

“Senior Notes” means senior unsecured promissory notes issued by the Borrower under an indenture or note purchase agreement with a maturity at least one year after the Revolving Facility Termination Date and an original principal amount of at least $300,000,000.00.

“Senior Secured Leverage Ratio” means, as of any day, the ratio of (a) Financial Covenant Debt as of such day that is secured by a Lien on any Collateral to (b) EBITDA for the last four full Fiscal Quarters ending prior to such day.

(ii) amending clause (iii) of the definition of “Cobia Permitted Acquisition” to read as follows:

(iii) immediately after giving effect to such transactions, (A) no Default or Event of Default shall have occurred and be continuing and the Borrower shall have demonstrated to the Administrative Agent compliance with Section 5.1 (Maximum Leverage Ratio) on a pro forma basis as of the most recent Fiscal Quarter end for which financial statements are available as if such maximum Leverage Ratio and Senior Secured Leverage Ratio were each 0.25:1.00 more restrictive than as set forth in Section 5.1 (Maximum Leverage Ratio) and (B) the statement set forth in Section 3.2(b)(i) (Representations and Warranties; No Defaults) shall be true;

(iii) amending clause (b) of the definition of “Cobia Permitted Investments” to read as follows:

(b) immediately after giving effect to such Investment, (i) no Default or Event of Default shall have occurred and be continuing and, if such Investment or series of related Investments exceeds $20,000,000.00, the Borrower shall have demonstrated to the Administrative Agent compliance with Section 5.1 (Maximum Leverage Ratio) on a pro forma basis as of the most recent Fiscal Quarter end for which financial statements are available as if such maximum Leverage Ratio and Senior Secured Leverage Ratio were each 0.25:1.00 more restrictive than as set forth in Section 5.1 (Maximum Leverage Ratio) and (ii) the statement set forth in Section 3.2(b)(i) (Representations and Warranties; No Defaults) shall be true;

(iv) amending the definition of “EBITDA” to read as follows:

“EBITDA” means, for any period:

(a) Consolidated Net Income for such period plus

(b) the sum of, in the case of clauses (b)(i), (b)(ii), (b)(iii), (b)(iv), (b)(v), (b)(ix), (b)(x), (b)(xi) and (b)(xii) below to the extent deducted in the calculation of such Consolidated Net Income, but without duplication:

(i) any provision for income taxes;

(ii) Interest Expense;

(iii) depreciation expense;

(iv) amortization of intangibles or financing or acquisition costs;

(v) any aggregate net loss from the sale, exchange or other disposition of business units by the Borrower or its Restricted Subsidiaries out of the ordinary course of business;

(vi) for the Fiscal Quarter ended December 31, 2012, $20,655,000.00;

(vii) for the Fiscal Quarter ended March 31, 2013, $14,965,000.00;

(viii) for the Fiscal Quarter ended June 30, 2013, $94,055,000.00;

(ix) for the Fiscal Quarter ending September 30, 2013, the lesser of (A) the Atlantic Restructuring Cash Charges for such Fiscal Quarter and (B) the Atlantic Restructuring Cash Charges Limit for such Fiscal Quarter;

(x) for the Fiscal Quarter ending December 31, 2013, the lesser of (A) the Atlantic Restructuring Cash Charges for such Fiscal Quarter and (B) the Atlantic Restructuring Cash Charges Limit for such Fiscal Quarter;

(xi) for the Fiscal Quarter ending March 31, 2014, the lesser of (A) the Atlantic Restructuring Cash Charges for such Fiscal Quarter and (B) the Atlantic Restructuring Cash Charges Limit for such Fiscal Quarter; and

(xii) all other non-cash charges (including impairment of intangible assets and goodwill) and non-cash losses for such period;

provided, that, to the extent that all or any portion of the income or gains of any Person is deducted pursuant to any of clauses (c)(iv) and (c)(v) below for a given period, any amounts set forth in any of the preceding clauses (b)(i), (b)(ii), (b)(iii), (b)(iv), (b)(v), (b)(ix), (b)(x), (b)(xi) and (b)(xii) that are attributable to such Person shall not be included for purposes of this clause (b) for such period, minus

(c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication:

(i) any credit for income tax;

(ii) non-cash interest income;

(iii) any other non-cash gains which have been added in determining Consolidated Net Income (other than any such gain or other item that has been deducted in determining EBITDA for a prior period);

(iv) the income of any Restricted Subsidiary that is not a Guarantor to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by such Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(v) the income of any Person (other than a Restricted Subsidiary) in which any other Person (other than the Borrower or a Wholly-Owned Restricted Subsidiary or any director holding qualifying shares in accordance with applicable law) has an interest, except to the extent of the amount of dividends or other distributions or transfers or loans actually paid to the Borrower or a Wholly-Owned Restricted Subsidiary by such Person during such period;

(vi) any aggregate net gains from the sale, exchange or other disposition of business units by the Borrower or its Restricted Subsidiaries out of the ordinary course of business; and

(vii) cash payments during each period not deducted in the determination of Consolidated Net Income on account of non-cash charges and non-cash losses taken in a prior period.

EBITDA for a consecutive four-quarter period shall be calculated after giving effect, on a pro forma basis, to Acquisitions made by the Borrower or its Restricted Subsidiaries during such period and the sale, exchange or other disposition of business units by the Borrower or its Restricted Subsidiaries out of the ordinary course of business during such period (and subsequent to such period and on or before the date of incurrence of the Indebtedness giving rise to the need to calculate the Leverage Ratio or the Senior Secured Leverage Ratio) as if such Acquisitions or sale, exchange or other disposition occurred on the first day of the period so long as the Borrower provides to the Administrative Agent reconciliations and other detailed information relating to adjustments to the relevant financial statements (including copies of financial statements of the Person or assets acquired in such Acquisition) used in computing EBITDA (and the relevant elements thereof) sufficient to demonstrate such pro forma calculations in reasonable detail.

(v) amending clause (f) of the definition of “Permitted Acquisition” to read as follows:

(f) at the time of such Permitted Acquisition and after giving effect thereto (and to any Indebtedness incurred or acquired in connection therewith), (i) no Default or Event of Default shall have occurred and be continuing, the Borrower shall have demonstrated compliance with Section 5.2 (Minimum Interest Coverage Ratio) on a pro forma basis as of the most recent Fiscal Quarter end for which Financial Statements are available, and the Borrower shall have demonstrated compliance with Section 5.1 (Maximum Leverage Ratio) on a pro forma basis as of the most recent Fiscal Quarter end for which Financial Statements are available as if such maximum Leverage Ratio and Senior Secured Leverage Ratio were each 0.25:1.00 more restrictive than as set forth in Section 5.1 and (ii) the statement set forth in Section 3.2(b)(i) (Representations and Warranties; No Defaults) shall be true.

(b) Section 5.1 of the Credit Agreement is hereby amended to read as follows:

Section 5.1. Maximum Leverage Ratio

(a) The Borrower shall not permit the Leverage Ratio, as determined as of the last day of each Fiscal Quarter, for the four Fiscal Quarters ending on such day, to be more than (i) for the Fiscal Quarters ending September 30, 2013, December 31, 2013 and March 31, 2014, 3.75:1.00 unless the Borrower has issued the Senior Notes, in which case this Section 5.1(a)(i) shall not be applicable from and after the date the Senior Notes have been issued, and (ii) for each Fiscal Quarter ending on or after June 30, 2014, 3.00:1.00.

(b) If the Borrower has issued the Senior Notes, the Borrower shall not permit (i) the Senior Secured Leverage Ratio, as determined as of the last day of the Fiscal Quarters ending September 30, 2013, December 31, 2013 and March 31, 2014, for the four Fiscal Quarters ending on such day, to be more than 2.00:1.00 or (ii) the Leverage Ratio, as determined as of the last day of the Fiscal Quarters ending September 30, 2013, December 31, 2013 and March 31, 2014, for the four Fiscal Quarters ending on such day, to be more than 5.00:1.00; provided that this Section 5.1(b)(ii) shall not apply to any Fiscal Quarter ending prior to the Borrower’s issuance of the Senior Notes.

(c) Section 6.1(c) of the Credit Agreement is hereby amended to read as follows:

(c) Compliance Certificate. Together with each delivery of any financial statement pursuant to clause (a) or (b) above, a certificate of a Responsible Officer of the Borrower substantially in the form of Exhibit H (each, a “Compliance Certificate”) (i) showing in reasonable detail the calculations used in determining the Leverage Ratio and Senior Secured Leverage Ratio and demonstrating compliance with each of the other financial covenants contained in Article V (Financial Covenants), (ii) identifying any Asset Sale permitted by clauses (h), (i), or (j) of Section 8.4 during the Fiscal Quarter as to which such Compliance Certificate relates (or, in the case of any Compliance Certificate delivered in connection with the financial statements delivered pursuant to clause (b) above, in the last Fiscal Quarter of such Fiscal Year to which such Compliance Certificate relates) and identifying the aggregate consideration received in connection with each such identified Asset Sale if the aggregate consideration received for such Asset Sale exceeds $2,500,000.00 and (iii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action which the Borrower has taken or proposes to take with respect thereto.

(d) Section 8.1(g) of the Credit Agreement is hereby amended to read as follows:

(g) unsecured Indebtedness of the Borrower and its Restricted Subsidiaries, so long as immediately after giving effect to the issuance, incurrence or assumption of any such unsecured Indebtedness, except during the Fiscal Quarters ending September 30, 2013, December 31, 2013 and March 31, 2014, the Leverage Ratio for the most recent four-quarter period for which financial statements are available, calculated on a pro forma basis, does not exceed 2.75:1.00;

(e) Exhibit H to the Credit Agreement is hereby replaced with Exhibit A hereto.

Section 3. Borrower Representations and Warranties. The Borrower represents and warrants that:

(a) both before and after giving effect to this Amendment and any Loan or Issuance on the Amendment No. 3 Effective Date, the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents that have no materiality or Material Adverse Effect qualification are true and correct in all material respects and the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents that have a materiality or Material Adverse Effect qualification are true and correct in all respects, in each case with the same effect as though made on and as of the Amendment No. 3 Effective Date or, to the extent such representations and warranties expressly relate to an earlier date, as of such earlier date;

(b) both before and after giving effect to this Amendment and any Loan or Issuance on the Amendment No. 3 Effective Date, no Default or Event of Default has occurred and is continuing;

(c) the execution, delivery and performance of this Amendment are within the corporate or other organizational power and authority of the Borrower and each Guarantor and have been duly authorized by appropriate organizational and governing action and proceedings;

(d) the execution, delivery and performance by the Borrower and each Guarantor of this Amendment does not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of the Borrower or any such Guarantor or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the Borrower or any Guarantor, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this clause (d), individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Credit Agreement (as amended by this Amendment), result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any such Guarantor (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent on behalf of the Secured Parties), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of the Borrower or any Guarantor except for such approvals or consents which have been obtained and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect;

(e) the person who is executing this Amendment on behalf of the Borrower and each Guarantor has the full power, authority and legal right to do so, and this Amendment has been duly executed by such person and delivered to the Administrative Agent; and

(f) this Amendment constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4. Conditions to Effectiveness. This Amendment shall become effective on the Amendment No. 3 Effective Date and enforceable against the Borrower, the Guarantors, the Lenders, the Administrative Agent and the Issuers upon:

(a) receipt by the Administrative Agent of this Amendment executed by the Borrower, each Guarantor, the Administrative Agent and the Requisite Lenders;

(b) receipt by the Administrative Agent, for the account of each Lender that has returned an executed signature page hereto to the Administrative Agent on or prior to 5:00 p.m., New York time, on August 2, 2013 (the “Consent Deadline” and each such Lender, a “Consenting Lender”) an amendment fee equal to 0.20% multiplied by the sum of each such Consenting Lender’s Revolving Commitment as of the Consent Deadline;

(c) receipt by the Administrative Agent of the fees payable under the Fee Letter dated as of July 25, 2013 among Borrower, Crédit Agricole Corporate and Investment Bank and Merrill Lynch, Pierce, Fenner & Smith Incorporated;

(d) payment by the Borrower of the reasonable fees and expenses of counsel to the Administrative Agent in connection with this Amendment and the Loan Documents, to the extent that the Borrower receives invoices therefor at least one Business Day prior to the Amendment No. 3 Effective Date; and

(e) receipt by the Administrative Agent of such other approvals or documents as the Administrative Agent may reasonably request.

Section 5. Reaffirmation of Credit Support.

(a) Each of the Borrower and each Guarantor (collectively, the “Credit Support Parties”) has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Credit Support Party under, and the Liens granted by such Credit Support Party as collateral security for the Indebtedness, obligations and liabilities evidenced by the Credit Agreement and the other Loan Documents pursuant to, each of the Loan Documents to which such Credit Support Party is a party shall not be impaired and each of the Loan Documents to which such Credit Support Party is a party is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

(b) Each Credit Support Party (other than the Borrower) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 6. Acknowledgments and Agreements.

(a) The Borrower acknowledges that on and as of the Amendment No. 3 Effective Date all Obligations are payable without defense, offset, counterclaim or recoupment. Each of the Borrower, the Administrative Agent, each Issuer party hereto and each Lender party hereto does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Amendment.

(b) From and after the Amendment No. 3 Effective Date, all references to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 7. Miscellaneous.

(a) Except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b) Except as specifically provided by this Amendment, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent, Lender or Issuer under, the Credit Agreement or any of the other Loan Documents.

Section 8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 10. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to its conflicts of laws provisions.

Section 11. Entire Agreement. THIS AMENDMENT AND THE CREDIT AGREEMENT AS AMENDED HEREBY, TOGETHER WITH ALL OF THE OTHER LOAN DOCUMENTS AND ALL CERTIFICATES AND DOCUMENTS DELIVERED

HEREUNDER OR THEREUNDER, EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Vice President, Treasurer and Investor Relations

GUARANTORS:

J. RAY MCDERMOTT (LUXEMBOURG), S.AR.L.
J. RAY MCDERMOTT (NIGERIA) LIMITED
J. RAY MCDERMOTT INVESTMENTS B.V.
MCDERMOTT HOLDINGS (U.K.) LIMITED
MCDERMOTT INTERNATIONAL B.V.
MCDERMOTT INTERNATIONAL MARINE INVESTMENTS N.V.
MC DERMOTT OVERSEAS INVESTMENT CO. N.V.
MCDERMOTT SERVICOS OFFSHORE DO BRASIL LTDA.
PT. BAJA WAHANA INDONESIA
SINGAPORE HUANGDAO PTE. LTD.
VARSY INTERNATIONAL N.V.

By:	/s/ James P. Goodwin
Name:	James P. Goodwin
Title:	Authorized Officer

Signature Page to Amendment No. 3

GUARANTORS:

CHARTERING COMPANY (SINGAPORE) PTE. LTD.
DEEPSEA GROUP LIMITED
EASTERN MARINE SERVICES, INC.
GLOBAL ENERGY - MCDERMOTT LIMITED
HYDRO MARINE SERVICES, INC.
INTERNATIONAL VESSELS LTD.
J. RAY HOLDINGS, INC.
J. RAY MCDERMOTT (AUST.) HOLDING PTY. LIMITED
J. RAY MCDERMOTT (CASPIAN), INC.
J. RAY MCDERMOTT (QINGDAO) PTE. LTD.
J. RAY MCDERMOTT CANADA HOLDING, LTD.
J. RAY MCDERMOTT CANADA, LTD.
J. RAY MCDERMOTT CONTRACTORS, INC.
J. RAY MCDERMOTT DE MEXICO, S.A. DE C.V.
J. RAY MCDERMOTT ENGINEERING SERVICES PRIVATE LIMITED
J. RAY MCDERMOTT FAR EAST INC.
J. RAY MCDERMOTT INTERNATIONAL VESSELS, LTD.
J. RAY MCDERMOTT INTERNATIONAL, INC.
J. RAY MCDERMOTT KAZAKHSTAN LIMITED LIABILITY PARTNERSHIP
J. RAY MCDERMOTT LOGISTIC SERVICES PVT. LIMITED
J. RAY MCDERMOTT SOLUTIONS, INC.
J. RAY MCDERMOTT TECHNOLOGY, INC.
J. RAY MCDERMOTT UNDERWATER SERVICES, INC.
J. RAY MCDERMOTT WEST AFRICA HOLDINGS, INC.

By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Treasurer

Signature Page to Amendment No. 3

GUARANTORS:

J. RAY MCDERMOTT WEST AFRICA, INC.
MALMAC SDN. BHD.
MCDERMOTT ASIA PACIFIC PTE. LTD.
MCDERMOTT AUSTRALIA PTY. LTD.
MCDERMOTT CASPIAN CONTRACTORS, INC.
MCDERMOTT EASTERN HEMISPHERE, LTD.
MCDERMOTT ENGINEERING, LLC
MCDERMOTT FAR EAST, INC.
MCDERMOTT GULF OPERATING COMPANY, INC.
MCDERMOTT INTERNATIONAL INVESTMENTS CO., INC.
MCDERMOTT INTERNATIONAL TRADING CO., INC.
MCDERMOTT INTERNATIONAL VESSELS, INC.
MCDERMOTT MARINE CONSTRUCTION LIMITED
MCDERMOTT MARINE MEXICO, S.A. DE C.V.
MCDERMOTT MIDDLE EAST, INC.
MCDERMOTT OFFSHORE SERVICES COMPANY, INC.
MCDERMOTT OLD JV OFFICE, INC.
MCDERMOTT OVERSEAS, INC.
MCDERMOTT SUBSEA ENGINEERING, INC.
MCDERMOTT TRADE CORPORATION
NORTH ATLANTIC VESSEL, INC.
OFFSHORE PIPELINES INTERNATIONAL, LTD.
OPI VESSELS, INC.
OPMI, LTD.
SABINE RIVER REALTY, INC.
SERVICIOS DE FABRICACION DE ALTAMIRA, S.A. DE C.V.
SERVICIOS PROFESIONALES DE ALTAMIRA, S.A. DE C.V.
SPARTEC, INC.

By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Treasurer

Signature Page to Amendment No. 3

GUARANTORS:

J. RAY MCDERMOTT HOLDINGS, LLC
J. RAY MCDERMOTT, S.A.
MCDERMOTT CAYMAN LTD.
MCDERMOTT INVESTMENTS, LLC
MCDERMOTT, INC.

By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Vice President, Treasurer

MCDERMOTT INTERNATIONAL MANAGEMENT, S. DE RL.

By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Vice President, Treasurer and Investor Relations

Signature Page to Amendment No. 3

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent, Collateral Agent, Lender and Issuer

By:	/s/ Page Dillehunt
Name:	Page Dillehunt
Title:	Managing Director

By:	/s/ Michael D. Willis
Name:	Michael D. Willis
Title:	Managing Director

Signature Page to Amendment No. 3

BANK OF AMERICA, N.A., as Lender and Issuer

By:	/s/ Arthur Ng
Name:	Arthur Ng
Title:	Vice President

Signature Page to Amendment No. 3

WELLS FARGO BANK, N.A., as Lender and Issuer

By:	/s/ Robert Corder
Name:	Robert Corder
Title:	Director

Signature Page to Amendment No. 3

BNP PARIBAS, as Lender and Issuer

By:	/s/ Jamie Dillon
Name:	Jamie Dillon
Title:	Managing Director

By:	/s/ Joseph Mack
Name:	Joseph Mack
Title:	Vice President

Signature Page to Amendment No. 3

COMPASS BANK, as Lender and Issuer

By:	/s/ Randall Morrison
Name:	Randall Morrison
Title:	Executive Director

Signature Page to Amendment No. 3

JPMORGAN CHASE BANK, N.A., as Lender and Issuer

By:	/s/ Stephanie Balette
Name:	Stephanie Balette
Title:	Authorized Officer

Signature Page to Amendment No. 3

CITIBANK, N.A., as Lender and Issuer

By:	/s/ Peter Kardos
Name:	Peter Kardos
Title:	Vice President

By:
Name:
Title:

Signature Page to Amendment No. 3

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ John Frazell
Name:	John Frazell
Title:	Director

Signature Page to Amendment No. 3

NATIXIS, as Lender

By:	/s/ Stuart Murray
Name:	Stuart Murray
Title:	Managing Director

By:	/s/ Louis P. Laville, III
Name:	Louis P. Laville, III
Title:	Managing Director

Signature Page to Amendment No. 3

DNB BANK ASA, GRAND CAYMAN BRANCH, as Lender

By:	/s/ Thomas Tangen
Name:	Thomas Tangen
Title:	Senior Vice President Head of Corporate Banking

By:	/s/ Kristie Li
Name:	Kristie Li
Title:	First Vice President

Signature Page to Amendment No. 3

ABN AMRO BANK N.V., as Lender

By:	/s/ Rob Le Mair
Name:	Rob Le Mair
Title:	Director

By:	/s/ H. Veldman
Name:	H. Veldman
Title:	Senior Associate

Signature Page to Amendment No. 3

HSBC BANK USA, N.A., as Lender

By:	/s/ Koby West
Name:	Koby West
Title:	Vice President

By:	/s/ Ozen Ahmed
Name:	Ozen Ahmed
Title:	Assistant Vice President

Signature Page to Amendment No. 3

STANDARD CHARTERED BANK, as Lender

By:	/s/ Johanna Minaya
Name:	Johanna Minaya
Title:	Associate Director Capital Markets

By:	/s/ Robert K. Reddington
Name:	Robert K. Reddington
Title:	Credit Documentation Manager Credit Documentation Unit, WB Legal - Americas

Signature Page to Amendment No. 3

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Robert C. Mayer, Jr.
Name:	Robert C. Mayer, Jr.
Title:	Vice President

Signature Page to Amendment No. 3

WHITNEY BANK, as Lender

By:	/s/ Audrey Schexnailder
Name:	Audrey Schexnailder
Title:	Vice President

Signature Page to Amendment No. 3

AMEGY BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ James Day
Name:	James Day
Title:	Vice President

Signature Page to Amendment No. 3

CAPITAL ONE, N.A., as Lender

By:	/s/ Don Backer
Name:	Don Backer
Title:	SVP

Signature Page to Amendment No. 3

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as Lender

By:	/s/ Joshua Landau
Name:	Joshua Landau
Title:	Head of Financial Institutions - America

Signature Page to Amendment No. 3

UBS AG, STAMFORD BRANCH, as Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Kenneth Chin
Name:	Kenneth Chin
Title:	Director

Signature Page to Amendment No. 3

EXHIBIT H

TO CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

[For Fiscal Quarter/Year Ended                      ] (“Calculation Period”)

This certificate dated as of             ,         201     is prepared pursuant to the Credit Agreement dated May 3, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms used herein and not otherwise defined herein having the meanings attributed thereto in the Credit Agreement) among J. Ray McDermott, S.A., a Panamanian corporation, McDermott International, Inc., a Panamanian corporation, the Lenders, the Issuers, Crédit Agricole Corporate and Investment Bank, as administrative agent for the Lenders and the Issuers and collateral agent for the Lenders and the Issuers.

The undersigned hereby certifies in his or her capacity as Chief Financial Officer of the Borrower and not in his or her individual capacity (a) that[, except as disclosed on Schedule      hereto1,] during the Calculation Period, the Borrower and its Restricted Subsidiaries have not undertaken any Asset Sale permitted by Section 8.4(h), (i) or (j) of the Credit Agreement for which the consideration received exceeds $2,500,000.00, (b) that[, except as disclosed on Schedule      hereto2,] no Default or Event of Default has occurred and is continuing, (c) that set forth on Schedule      hereto are the calculations used in determining the Leverage Ratio [and Senior Secured Leverage Ratio], and (d) that as of the end of the Calculation Period, the following amounts and calculations were true and correct:

[1]

This schedule should identify each Asset Sale during the Calculation Period permitted by Section 8.4(h), (i) or (j) of the Credit Agreement and the aggregate consideration received in connection with each such identified Asset Sale if the aggregate consideration received for such Asset Sale exceeds $2,500,000.00.

[2]	This schedule should identify the nature of any Default or Event of Default and the action which the Borrower has taken or proposes to take with respect thereto.

Exhibit H

1.	Section 5.1 - Maximum Leverage Ratio.

(a) Leverage Ratio

Maximum Leverage Ratio
	allowed under Section 5.1 of Credit Agreement	[3.75][3][5.00][4][3.00] [5]:1.00

	Compliance	Yes No

(b) Senior Secured Leverage Ratio[6]

	Maximum Senior Secured Leverage Ratio	2.00:1.00

	Compliance	Yes No

2.	Section 5.2 - Minimum Interest Coverage Ratio.

(a) EBITDA for last four Fiscal Quarters

(b) Cash Interest Expense for last four Fiscal Quarters

Ratio of (a) to (b)

Minimum Interest Coverage Ratio
	allowed under Section 5.2 of the Credit Agreement	4.00:1.00

	Compliance	Yes No

[3]	To be used for the Fiscal Quarters ending September 30, 2013, December 31, 2013 and March 31, 2014 if Borrower has not issued the Senior Notes.
[4]

To be used for the Fiscal Quarters ending September 30, 2013, December 31, 2013 and March 31, 2014 if Borrower has issued the Senior Notes, but not prior to the Borrower’s issuance of the Senior Notes.

[5]	To be used for the Fiscal Quarters ending on or after June 30, 2014.
[6]	Only applicable for the Fiscal Quarters ending September 30, 2013, December 31, 2013 and March 31, 2014 if Borrower has issued the Senior Notes.

Exhibit H

IN WITNESS WHEREOF, I have hereto signed my name to this Compliance Certificate as of the date first above written.

MDERMOTT INTERNATIONAL, INC.

By:
Name:
Title:

Exhibit H